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                                                                   Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statement of Summit Design, Inc. on Form S-8 (File No. 333-18063) of our report dated February 20, 1997 on the financial statements of TriQuest Design Automation, Inc. as of December 31, 1995 and 1996 and for the period from inception, February 15, 1995 to December 31, 1995 and the year ended December 31, 1996, which report is included in this report on Form 8-K/A.


                                  COOPERS & LYBRAND L.L.P.


Portland, Oregon
May 12, 1997